     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2003
                                                     REGISTRATION NO. 333-106080
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                        PRE-EFFECTIVE AMENDMENT NO. 1 TO


                                    FORM S-3


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               PNM RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------


                New Mexico                            85-0468296
     (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)            Identification Number)


                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                                 (505) 241-2700
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                 JOHN R. LOYACK
                Senior Vice President and Chief Financial Officer
                               PNM RESOURCES, INC.
                                 Alvarado Square
                          Albuquerque, New Mexico 87158
                               Tel: (505) 241-2700
                               Fax: (505) 241-2368
                             E-mail: jloyack@pnm.com

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

         It is respectfully requested that the Commission send copies of all orders, notices and communications to:

          CHARLES L. MOORE, ESQ.                   TIMOTHY MICHAEL TOY, ESQ.
          KELEHER & MCLEOD, P.A.                    PILLSBURY WINTHROP LLP
         414 Silver Avenue, S.W.                    One Battery Park Plaza
      Albuquerque, New Mexico 87103              New York, New York 10004-1490
           Tel: (505) 346-4646                        Tel: (212) 858-1000
           Fax: (505) 346-1345                        Fax: (212) 858-1500
       E-mail: clm@keleher-law.com            E-mail: ttoy@pillsburywinthrop.com

                                   ----------

         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

                                   ----------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]__________



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16. EXHIBITS.

Exhibit No.       Description of Exhibit
-----------       ----------------------
  1.1***          Form of Underwriting Agreement for Debt Securities.

  1.2***          Form of Underwriting Agreement for Preferred Stock.

  1.3***          Form of Underwriting Agreement for Purchase Contract Units.

  3.1**           Restated Articles of Incorporation of PNM Resources, Inc.
                  dated February 22, 2002 (Exhibit 3.1 to PNM Resources, Inc.'s
                  Annual Report on Form 10-K for the fiscal year ended December
                  31, 2001 in File No. 333-32170).

  3.2** By-Laws of PNM Resources, Inc. with all amendments to and including February 18, 2003 (Exhibit 3.2 to PNM Resources
                  Inc.'s Annual Report on Form 10-K for the fiscal year ended
                  December 31, 2002 in File No. 333-32170).

  4.1*            Form of Indenture for Debt Securities.

  4.2***          Form of Officers' Certificate establishing Debt Securities
                  (with form of debt security attached).

  4.3             Form of Purchase Contract Agreement.

  4.4***          Form of Pledge Agreement.

  4.5***          Form of Remarketing Agreement.

  5.1             Opinion of Keleher & McLeod, P.A., counsel for PNM Resources,
                  Inc.

  5.2             Opinion of Pillsbury Winthrop LLP.

 12.1*            Statement Regarding Computation of Ratio of Earnings to Fixed
                  Charges.

 12.2*            Statement Regarding Computation of Ratio of Earning to
                  Combined Fixed Charges and Preferred Stock Dividends.

 15*              Letters regarding unaudited interim financial information.

 23.1             Consent of Deloitte & Touche LLP.

 23.2             Consent of Keleher & McLeod, P.A. (to be included in Exhibit
                  5.1).

 23.3             Consent of Pillsbury Winthrop LLP (to be included in Exhibit
                  5.2).


 24*              Power of Attorney.


 25.1*            Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of the JPMorgan Chase Bank, to act as Trustee for the Debt Securities.

 25.2             Form T-1 Statement of Eligibility under the Trust Indenture
                  Act of 1939 of JPMorgan Chase Bank, to act as Purchase
                  Contract Agent for the Purchase Contract Units.

----------



*   Previously filed.

**  Incorporated herein by reference as indicated.

*** To be filed by an amendment or pursuant to a report to be filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 27, 2003.


                                             PNM RESOURCES, INC.



                                             By: /s/ John R. Loyack
                                                 -------------------------
                                                 John R. Loyack
                                                 Senior Vice President and
                                                  Chief Financial Officer






         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.




           Signature                             Title                                    Date
           ---------                             -----                                    ----
                                      Chairman, President and Chief                  August 27, 2003
              *                       Executive Officer; Director
--------------------------------      (Principal Executive Officer)
      Jeffry E. Sterba


                                      Senior Vice President and Chief                August 27, 2003
    /s/ John R. Loyack                Financial Officer
--------------------------------      (Principal Financial Officer)
        John R. Loyack


                                      Vice President, Controller and                 August 27, 2003
              *                       Chief Accounting Officer (Principal
--------------------------------      Accounting Officer)
        Robin Lumney


                                      Director                                       August 27, 2003
--------------------------------
     Adelmo E. Archuleta

              *                       Director                                       August 27, 2003
--------------------------------
     Robert G. Armstrong


              *                       Director                                       August 27, 2003
--------------------------------
      R. Martin Chavez


              *                       Director                                       August 27, 2003
--------------------------------
       Julie A. Dobson

              *                       Director                                       August 27, 2003
--------------------------------
       Joyce A. Godwin


              *                       Director                                       August 27, 2003
--------------------------------
      Manuel T. Pacheco


              *                       Director                                       August 27, 2003
--------------------------------
    Theodore F. Patlovich


              *                       Director                                       August 27, 2003
--------------------------------
       Robert M. Price


              *                       Director                                       August 27, 2003
--------------------------------
       Bonnie S. Reitz

                                      Director                                       August 27, 2003
--------------------------------
       Joan B. Woodward


* By: /s/ John R. Loyack
      --------------------------
          John R. Loyack
         Attorney-in-Fact


                                 EXHIBIT INDEX




Exhibit
Number        Description of Exhibits
------        -----------------------
  4.3         Form of Purchase Contract Agreement.

  5.1         Opinion of Keleher & McLeod, P.A., counsel for PNM Resources, Inc.

  5.2         Opinion of Pillsbury Winthrop LLP.

 23.1         Consent of Deloitte & Touche LLP.

 23.2         Consent of Keleher & McLeod, P.A. (to be included in Exhibit 5.1).

 23.3         Consent of Pillsbury Winthrop LLP (to be included in Exhibit 5.2).

 25.2         Form T-1 Statement of Eligibility under the Trust Indenture Act of
              1939 of JPMorgan Chase Bank, to act as Purchase Contract Agent for the Purchase Contract Units.